INDEX                                                                EXHIBIT 3
 TO
 FINANCIAL STATEMENTS


 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

 Consolidated Balance Sheets - Per Books and Pro Forma as of June 30, 1997

 Consolidated Statement of Income for the Twelve Months Ended
   June 30, 1997

 Consolidated Statement of Retained Earnings for the Twelve Months Ended
   June 30, 1997


 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 Balance Sheets - Per Books and Pro Forma as of June 30, 1997

 Statement of Income for the Twelve Months Ended June 30, 1997


 CSW ENERGY, INC.

 Balance Sheets - Per Books and Pro Forma as of June 30, 1997

 Statement of Income for the Twelve Months Ended June 30, 1997

 Statement of Retained Earnings for the Twelve Months Ended
   June 30, 1997


 CSW INTERNATIONAL, INC.

 Balance Sheets - Per Books and Pro Forma as of June 30, 1997

 Statement of Income for the Twelve Months Ended June 30, 1997

 Statement of Retained Earnings for the Twelve Months Ended
   June 30, 1997


 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS

 STATEMENT OF CHANGES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     Production                                  $5,800               $5,800
     Transmission                                 1,553                1,553
     Distribution                                 4,321                4,321
     General                                      1,369                1,369
     Construction work in progress                  185                  185
     Nuclear fuel                                   193                  193
   Other Diversified                                171                  171
                                             --------------------------------
                                                 13,592               13,592
   Less - Accumulated depreciation                5,050                5,050
                                             --------------------------------
                                                  8,542                8,542
                                             --------------------------------
 CURRENT ASSETS
   Cash and temporary cash investments              268                  268
   Accounts receivable                            1,004                1,004
   Materials and supplies, at average cost          181                  181
   Electric fuel inventory                           83                   83
   Under-recovered fuel costs                        59                   59
   Prepayments and other                             86                   86
                                             --------------------------------
                                                  1,681                1,681
                                             --------------------------------
 DEFERRED CHARGES AND OTHER ASSETS
   Deferred plant costs                             506                  506
   Mirror CWIP asset - net                          292                  292
   Other non-utility investments                    343                  343
   Income tax related regulatory assets, net        236                  236
   Goodwill                                       1,463                1,463
   Other                                            360                  360
                                             --------------------------------
                                                  3,200                3,200
                                             --------------------------------

                                                $13,423        $0    $13,423
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------
 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Common Stock Equity -
     Common stock, $3.50 par value,
     authorized 350,000,000 shares;
     issued and outstanding 212,200,000 shares     $743                 $743
     Paid-in capital                              1,039                1,039
     Retained earnings                            1,887                1,887
     Foreign currency translation and other          38                   38
                                             --------------------------------
     Total Common Stock Equity                    3,707                3,707
                                             --------------------------------

   Preferred stock
     Not subject to mandatory redemption            176                  176
     Subject to mandatory redemption                 28                   28
   Subsidiary obligated, mandatorily redeemable,
     trust preferred securities                     324                  324
   Long-term debt                                 3,979                3,979
                                             --------------------------------
     Total Capitalization                         8,214                8,214
                                             --------------------------------
 CURRENT LIABILITIES
   Long-term debt/preferred stock
     due within twelve months                       204                  204
   Short-term debt                                  400                  400
   Short-term debt - CSW Credit                     708                  708
    Loan Notes                                       67                   67
   Accounts payable                                 494                  494
   Accrued taxes                                    245                  245
   Accrued interest                                 102                  102
   Other                                            249                  249
                                             --------------------------------
                                                  2,469                2,469
                                             --------------------------------
 DEFERRED CREDITS
   Accumulated deferred income taxes              2,244                2,244
   Investment tax credits                           284                  284
   Other                                            212                  212
                                             --------------------------------
                                                  2,740                2,740
                                             --------------------------------

                                                $13,423        $0    $13,423
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF INCOME
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)



 OPERATING REVENUES                              $5,135
                                             -----------

 OPERATING EXPENSES AND TAXES
   U.S. Electric fuel and purchased power         1,215
   United Kingdom Cost of Sales                   1,295
   Operating and maintenance                      1,064
   Depreciation and amortization                    468
   Taxes, other than income                         183
   Income taxes                                     178
                                             -----------

                                                  4,403
                                             -----------

 OPERATING INCOME                                   732
                                             -----------

 OTHER INCOME AND DEDUCTIONS                         34
                                             -----------

 INCOME BEFORE INTEREST CHARGES                     766
                                             -----------

 INTEREST AND OTHER CHARGES
   Interest on long-term debt                       332
   Distributions on trust preferred securities        4
   Interest on short-term debt and other             75
                                             -----------

                                                    411
                                             -----------


 INCOME FROM CONTINUING OPERATIONS                  355
                                             -----------

 DISCONTINUED OPERATIONS
   Gain on the sale of discontinued
     operations, net of tax of $0.3                   8
                                             -----------

 NET INCOME                                         363
   Less: preferred stock dividends                   16
   Gain on reacquired preferred stock                10
                                             -----------

 NET INCOME FOR COMMON STOCK                       $357
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)



 RETAINED EARNINGS AT JUNE 30, 1996              $1,897

 Add: Net income for common stock                   357
                                             -----------

                                                  2,254
                                             -----------

 Deduct: Common stock dividends                     367
         Retained earnings adjustment                 0
                                             -----------

 RETAINED EARNINGS AT JUNE 30, 1997              $1,887
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     General                                         $1                   $1
   Less - Accumulated depreciation                   (1)                  (1)
                                             --------------------------------

 NET PLANT                                            0                    0

 INVESTMENTS IN COMMON STOCK
   OF SUBSIDIARY COMPANIES (at equity)            4,044                4,044
                                             --------------------------------


 CURRENT ASSETS
   Cash and temporary cash investments               15                   15
   Accounts and interest receivable - Affiliated    106                  106
   Prepayments and other                              4                    4
                                             --------------------------------

                                                    125                  125
                                             --------------------------------

 DEFERRED CHARGES AND OTHER ASSETS                   14                   14
                                             --------------------------------

                                                 $4,183        $0     $4,183
                                             ================================


 CAPITALIZATION
  Common Stock Equity -
   Common stock, $3.50 par value;
     authorized 350,000,000 shares;
     issued and outstanding 212,200,000 shares     $743                 $743
   Paid-in capital                                1,039                1,039
   Retained earnings                              1,887                1,887
   Foreign currency translation and other             3                    3
                                             --------------------------------

      Total Common Stock Equity                   3,672                3,672
                                             --------------------------------


   Long-term debt                                     0                    0
                                             --------------------------------

     Total Capitalization                         3,672                3,672
                                             --------------------------------


 CURRENT LIABILITIES
   Short-term debt                                  400                  400
   Accounts payable and other                       123                  123
                                             --------------------------------

                                                    523                  523
                                             --------------------------------

 DEFERRED CREDITS                                   (12)                 (12)
                                             --------------------------------

                                                 $4,183        $0     $4,183
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)


 INCOME

   Equity in earnings of subsidiaries
     Central Power and Light Company                         $121
     Public Service Company of Oklahoma                        69
     Southwestern Electric Power Company                       86
     West Texas Utilities Company                              25
     SEEBOARD U.S.A.                                          103
     CSW Credit, Inc.                                           8
     CSW Energy, Inc.                                           6
     CSW Leasing, Inc.                                          1
     CSW International, Inc.                                   (1)
     CSW Communications, Inc.                                  (6)
     Enershop Inc.                                             (2)
     Central and South West Services, Inc.                      0
   Other Income                                                20
                                                        ----------

                                                             $430
                                                        ----------

 EXPENSES AND TAXES

    General and administrative expenses                        60
    Depreciation and amortization expense                       1
    Interest expense                                           42
    Taxes, other than income                                    2
    Federal income taxes                                      (24)
                                                        ----------

                                                               81
                                                        ----------

 DISCONTINUED OPERATIONS
    Gain on sale of discontinued operations, net of
      tax of $0.3                                               8
                                                        ----------


 NET INCOME                                                  $357
                                                        ==========

CSW ENERGY, INC.

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Thousands)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------
Assets

Current Assets
   Cash and cash equivalents                       $ 10                 $ 10
   Accounts receivable                              454                  454
   Prepaid expenses                                  59                   59
                                             --------------------------------
            Total current assets                    523                  523

Investments In and Advances to Energy Projects  115,641              115,641

Notes Receivable - Affiliate                     80,026               80,026

Other Assets
   Construction in progress and project
     developm costs                             157,075              157,075
   Other - net                                    7,913                7,913
                                             --------------------------------
            Total other assets                  164,988              164,988

                                             ================================
               Total assets                   $ 361,178            $ 361,178
                                             ================================


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                            $ 12,166             $ 12,166
   Accrued liabilities and other                  4,836                4,836
                                             --------------------------------
            Total current liabilities            17,002               17,002

Long Term Debt                                  199,824              199,824

Deferred Income Taxes                            37,102               37,102

Other                                             1,721                1,721
                                             --------------------------------
            Total liabilities                   255,649              255,649


Shareholder's Equity
   Common stock                                       1                    1
   Additional paid-in-capital                   108,139              108,139
   Accumulated retained earnings                 (2,611)              (2,611)
                                             --------------------------------
            Total shareholder's equity          105,529              105,529

                                             ================================
               Total liabilities and
                  shareholder's equity        $ 361,178            $ 361,178
                                             ================================

CSW ENERGY, INC.

 INCOME STATEMENT
 FOR THE TWELVE MONTHS ENDED JUNE 30, 1997
 UNAUDITED
 (Thousands)


OPERATING REVENUE:
            Equity in income from energy
               projects                        $ 18,698
            Operation and maintenance services    4,016
            Other                                   450
                                             -----------
                 Total operating revenue         23,164


OPERATING EXPENSES:
            Salaries, wages, and benefits         5,198
            Loss on construction contract             7
            Operation and maintenance services    2,879
            General and administrative            2,867
            Nonrecoverable project development
              costs                                   -
                                             -----------
                 Total operating expenses        10,951
                                             -----------

INCOME FROM OPERATIONS                           12,213

OTHER INCOME (EXPENSE)
            Interest income                       4,844
            Interest expense                     (8,730)
            Other, net                              872
                                             -----------
                 Total other income (expense)    (3,014)
                                             -----------

INCOME (LOSS) BEFORE INCOME TAXES                 9,199

PROVISION (BENEFIT) FOR INCOME TAXES              3,575
                                             -----------

                        Net income              $ 5,624
                                             ===========

CSW ENERGY, INC.

 STATEMENT OF RETAINED EARNINGS
 AS OF JUNE 30, 1997
 UNAUDITED
 (Thousands)


Retained Earnings at June 30, 1996             $ (8,235)

Add: Net income for common stock                  5,624
                                             -----------

            Subtotal                             (2,611)


Deduct: Common stock dividends                        -
                                             -----------


Retained Earnings at June 30, 1997             $ (2,611)
                                             ===========

CSW INTERNATIONAL, INC.

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Thousands)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

ASSETS
Fixed Assets
            Electric distribution plant     $ 1,383,867          $ 1,383,867
            General plant                       309,429              309,429
                                             --------------------------------
                  Total Electric Plant        1,693,296            1,693,296
            Less - Accumulated depreciation     623,808              623,808
                                             --------------------------------
                  Total Fixed Assets          1,069,488            1,069,488

Current Assets
            Cash and cash equivalents           211,827              211,827
            Short-term investments               29,786               29,786
            Accounts receivable                 128,578              128,578
            Advances to affiliates               81,304               81,304
            Inventories                          29,983               29,983
            Other current assets                 44,843               44,843
                                             --------------------------------
                  Total Current Assets          526,321              526,321

Other Assets
            Goodwill                          1,463,120            1,463,120
            Prepaid benefit costs                59,904               59,904
            Equity investments and other         79,254               79,254
                                             --------------------------------
                  Total Other Assets          1,602,278            1,602,278

                  Total Assets               $ 3,198,087          $ 3,198,087
                                             ================================

CAPITALIZATION AND LIABILITIES
Capitalization
            Common stock                            $ 1                  $ 1
            Paid-in capital                     829,000              829,000
            Retained earnings                   145,842              145,842
            Foreign currency translation
              and other                          34,965               34,965
                                             --------------------------------
                                              1,009,808            1,009,808
                                             --------------------------------

            Long-term debt                    1,146,771            1,146,771

Current Liabilities
            Accounts payable                    253,871              253,871
            Advances from affiliates            218,186              218,186
            Accrued interest payable             39,838               39,838
            Loan notes                           67,448               67,448
            Accrued taxes payable                49,823               49,823
            Customer prepayments                 11,552               11,552
            Other                                22,627               22,627
                                             --------------------------------
                                                663,345              663,345
Deferred Credits
            Deferred tax liability              279,796              279,796
            Other                                98,367               98,367
                                             --------------------------------
                  Total Deferred Credits        378,163              378,163
                                             --------------------------------

                  Total Capitalization and
                    Liabilities             $ 3,198,087          $ 3,198,087
                                             ================================

CSW INTERNATIONAL, INC.

 INCOME STATEMENT
 FOR THE TWELVE MONTHS ENDED JUNE 30, 1997
 UNAUDITED
 (Thousands)


Operating Revenues
            Electric revenues                $ 1,629,774
            Other diversified                   213,696
                                             -----------
                                              1,843,470
                                             -----------

Operating Expenses
            Cost of electric sales            1,143,245
            General and administrative          230,124
            Depreciation and amortization        91,245
            Other diversified                   151,514
                                             -----------
                                              1,616,128
                                             -----------
Operating Income                                227,342
                                             -----------

Other Income and (Deductions)
            Investment income                     6,605
            Interest income                      16,626
            Interest expense                   (119,598)
                                             -----------
                                                (96,367)
                                             -----------
Income Before Income Taxes                      130,975
                                             -----------

Provision for Income Taxes                       28,918
                                             -----------

Net Income                                    $ 102,057
                                             ===========

CSW INTERNATIONAL, INC.

 STATEMENT OF RETAINED EARNINGS
 AS OF JUNE 30, 1997
 UNAUDITED
 (Thousands)


Retained Earnings at June 30, 1996             $ 43,785

Add: Net income for common stock                102,057
                                             -----------

            Subtotal                            145,842


Deduct: Common stock dividends                        -
                                             -----------


Retained Earnings at June 30, 1997            $ 145,842
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS
 JUNE 30, 1997
 UNAUDITED
 (Millions)
                                                           DR         CR
                                                        ---------------------

Note: None of the applicants have pro forma adjustments related to this request.

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 STATEMENT OF CHANGES

      There have been no significant changes in the financial statements of Central and South West Corporation and subsidiary companies subsequent to June 30, 1997, other than in the ordinary course of business.

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



      The notes to consolidated financial statements included in Central and South West Corporation's 1996 Combined Annual Report on Form 10-K are hereby incorporated by reference and made a part of this report.



                                                          Page
                                                        Reference

 1996 Combined Annual Report on Form 10-K         pages 2-39 through 2-71